Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2022, with respect to the consolidated financial statements of Wuxin Technology Holdings, Inc. , for the years ended June 30, 2021 and 2020, in this Registration Statement on Form F-1 of Wuxin Technology Holdings, Inc. and the related Prospectus of Wuxin Technology Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

TPS Thayer, LLC

Sugar Land, Texas

March 28, 2022